UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2017

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2017, MusclePharm Corporation (the “Company”) entered into an amendment to the Company’s $6.0 million convertible secured promissory note dated December 7, 2015 with Ryan Drexler, chief executive officer and chairman of the Company (the “Note”). Pursuant to the amendment, the maturity date of the Note was extended from January 15, 2017 to November 8, 2017. Additionally, the non-default interest rate was amended from 8% per annum to 10% per annum, and the default interest rate was amended from 10% per annum to 12% per annum. Following the amendment, the other terms of the Note remain unchanged.

The above description of the Note does not purport to be complete, and is qualified in its entirety by reference to the full text of the Note, as well as the description of the Note, which was reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Peter Lynch
Name: Peter Lynch Title: Chief Financial Officer

Date: January 27, 2017